UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Effective April 13, 2018, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which GS Capital purchased two 8% unsecured convertible promissory notes (the “Notes”) from the Company in the aggregate principal amount of $300,000.00, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of GS Capital.

The purchase price of $150,000 of the first note (the “First Note”) was paid in cash by GS Capital on April 19, 2018. After payment of transaction-related expenses, net proceeds to the Company from the First Note totaled $142,500. The purchase price of $150,000 of the second note (the “Back End Note”) was initially paid for by the issuance of an offsetting $150,000 collateralized secured note issued to Company by GS Capital (the “GS Capital Note”). The terms of the Back End Note require cash funding prior to any conversion thereunder, and such cash funding shall occur on or before December 13, 2018, unless (i) the Company’s common stock has a closing bid price of less than $0.045 per share for at least five consecutive trading days immediately prior to such funding, or (ii) the aggregate dollar trading volume of the Company’s common stock is less $40,000.00) in any five consecutive trading days immediately prior to such funding).

The maturity date of the First Note is April 13, 2019 (the “Maturity Date”). The First Note shall bear interest at a rate of 8% per annum, which interest shall be paid by the Company to GS Capital in shares of common stock at any time GS Capital sends a notice of conversion to the Company. GS Capital is entitled to, at its option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the First Note into shares of the Company’s common stock, at any time after October 13, 2018, at a conversion price for each share of common stock equal to 61% of the lowest closing bid price of the Company’s common stock as reported on the exchange or quotation system on which the Company’s shares are then traded for the ten prior trading days including the day upon which a notice of conversion is received by the Company from GS Capital. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 51% instead of 61% while the “chill” is in effect. In addition, if the Company fails to maintain the required share reserve (as described below) 60 days after the issuance of the Note, the conversion discount shall be increased by 10%. Notwithstanding the foregoing, GS Capital shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by GS Capital and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock, which amount may be increased up to 9.9% upon 60 days’ prior written notice by GS Capital.

The First Note may be prepaid until 180 days from the issuance date with the following penalties: (i) if the First Note is prepaid within 90 days of the issuance date, then the prepayment premium shall be 115% of the face amount plus any accrued interest; and (ii) if the First Note is prepaid after 90 days after the issuance date, but less than 181 days after the issuance date, then the prepayment premium shall be 128% of the face amount plus any accrued interest. Such prepayment redemptions must be closed and funded within three days of giving notice of redemption or the right to redeem shall be null and void.

The Company shall reserve 7,684,000 shares of its common stock for conversions under the First Note. Upon full conversion of the First Note, any shares remaining in such reserve shall be cancelled. The Company shall at all times reserve a minimum of 2.5 times the number of shares required if all outstanding principal under the First Note would be fully converted, and GS Capital may reasonably request increases from time to time to reserve share amounts.

Pursuant to the terms of the Purchase Agreement, the Company covenants that GS Capital can deduct $7,500.00 from each of the principal payments due under the First Note and the Back End Note, at the time of cash funding, in connection with GS Capital’s legal fees and expenses. In addition, for so long as GS Capital owns any shares of common stock issued upon conversion of the Notes (the “Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of common stock. The Company also covenants to comply with certain of its reporting and filing obligations and shall provide to GS Capital any notices it receives from its listing exchange or quotation system regarding the continued eligibility of its common stock for listing on such exchange. The Company is also subject to certain customary negative covenants under the First Note and the Purchase Agreement, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Notes or the Conversion Shares.

The First Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, breach of covenants, including but not limited to those covenants described above, breach of representations or warranties, insolvency, bankruptcy, incurring one or more judgments in excess of $250,000 in the aggregate, inability to pay debts generally as they mature, liquidation and failure by the Company to pay the principal and interest due under the First Note.

Upon an event of default, and unless cured within five days and unless such event of default shall have been waived in writing by GS Capital, at the option of GS Capital and in GS Capital’s sole discretion, GS Capital may consider the First Note immediately due and payable without demand or further notice of any kind, other than notice of acceleration. Further, upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum, or if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

In the event that the Company fails to deliver to GS Capital shares of common stock issuable upon conversion of principal or interest under the Note within three business days of a notice of conversion by GS Capital, the Company shall incur a penalty of $250 per day the shares are not issued beginning on the fourth day after the conversion notice was delivered to the Company. Such payment of damages shall increase to $500 per day beginning on the tenth day. In the event that the Company shall cause to lose the “bid” price for its stock in the exchange or quotation system on which its shares of common stock are listed, the outstanding principal amount under the First Note shall be increased by 20% as a liquidated damages payment. In the event that the Company’s shares are delisted from the relevant exchange or quotation system, the outstanding principal due under the First Note shall increase by 50% as a liquidated damages payment. In the event that the First Note is not paid on the Maturity Date, the outstanding principal due under the First Note shall be increased by 10%. Further, if the Company is delinquent in its required periodic filings, or continues to be after October 13, 2018, then GS Capital shall be entitled to use the lowest closing bid price during such delinquency period as a base price for conversion. If GS Capital commences an action or proceeding to enforce any provisions of the First Note, and if GS Capital prevails in such action, the Company shall reimburse GS Capital for its attorneys’ fees and other costs and expenses related to such action.

The terms and conditions of the Back End Note are substantially the same as the First Note, with the following exceptions. The Back End Note is not convertible until it is funded in cash on or before December 13, 2018; provided that in no event will GS Capital be entitled to fund the Back End Note in cash if (i) the Company’s common stock has a closing bid price of less than $0.045 per share for at least five consecutive trading days immediately prior to such funding, or (ii) the aggregate dollar trading volume of the Company’s common stock is less $40,000.00) in any five consecutive trading days immediately prior to such funding. Once the Back End Note is funded in cash, GS Capital is entitled, at its option, at any time thereafter, to convert all or any amount of the outstanding principal face amount of the Back End Note into shares of the Company’s common stock. The Back End Note may not be prepaid. However, in the event that the Back End Note has not been cash paid and the First Note is redeemed within the first six months of issuance, the Back End Note will be deemed cancelled and of no further effect.

The Back End Note is subject to covenants and events of default substantially similar to those of the First note, except that there is no deadline for curing an event of default.

Any shares to be issued pursuant to any conversion of the First Note and the Back End Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

Pursuant to the GS Capital Note, GS Capital shall pay to the Company $150,000 no later than December 13, 2018, unless the Company fails to meet certain current information requirements pursuant to Rule 144 promulgated under the Securities act, in which case the GS Capital may declare the Back End Note to be in default and GS Capital may then cross cancel its payment obligations under the GS Capital Note as well as the Company’s payment obligations under the Back-End Note. The GS Capital Note bears interest at the rate of 8% per annum. All principal and accrued interest under the GS Capital Note shall be due and payable no later than December 13, 2018.

The GS Capital Note shall be secured by the pledge of the Back End Note, which collateral GS Capital may exchange for other collateral with an appraised value of at least $150,000.00 by providing three days prior written notice to the Company. Notwithstanding the foregoing, an exchange of collateral for $150,000.00 in cash shall not require the approval of the Company. All collateral shall be retained by an escrow agent. GS Capital may not effect any conversions under the Back End Note until it has made full cash payment for the portion of the Back End Note being converted.

The GS Capital Note contains certain events of default, including the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against GS Capital, or a general assignment of assets by GS Capital for the benefit of creditors. Upon the occurrence of any such events of default, the entire unpaid principal balance of the GS Capital Note and all of the accrued but unpaid interest thereon shall be immediately due and payable. GS Capital may offset amounts due to the Company under the GS Capital Note by similar amounts that may be due to GS Capital by the Company resulting from breaches under the Back End Note.

The Company intends to use the proceeds from the First Note for general working capital purposes.

The foregoing descriptions of the Purchase Agreement, the First Note, the Back End Note and the GS Capital Note do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, First Note, Back End Note and GS Capital Note, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement by and between Propanc Biopharma, Inc. and GS Capital Partners, LLC, dated as of April 13, 2018

10.2	8% Convertible Redeemable Note of Propanc Biopharma, Inc.

10.3	8% Convertible Redeemable Back End Note of Propanc Biopharma, Inc.

10.4	Collateralized Secured Promissory Note of GS Capital Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Propanc Biopharma, Inc.

Date: April 19, 2018	By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer